Exhibit 99.1
ENTERTAINMENT PROPERTIES TRUST PRICES PUBLIC OFFERING OF $100 MILLION
OF 7.375% SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES
Kansas City, MO. May 4, 2007 — Entertainment Properties Trust (NYSE:EPR) (the “Company”) announced today that it has priced its public offering of 4,000,000 7.375% Series D Cumulative Redeemable Preferred Shares (the “Series D Preferred Shares”) at $25.00 per share. Net proceeds of the offering are expected to be $96.6 million, after deducting the underwriting discount and commissions and estimated offering expenses.
Holders of the Series D Preferred Shares will be entitled to receive cumulative cash distributions at a rate of 7.375% per year of the $25.00 liquidation preference (equivalent to $1.84375 per year per share). However, during any period of time that both (i) the Series D Preferred Shares are not listed on the New York Stock Exchange (“NYSE”), the American Stock Exchange (“AMEX”) or the NASDAQ Stock Market (“NASDAQ”), and (ii) the Company is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but Series D Preferred Shares are outstanding, the Company will increase the cumulative cash distributions payable on the Series D Preferred Shares to a rate of 8.375% per year of the $25.00 liquidation preference (equivalent to $2.09375 per year per share). Distributions payable to holders of the Series D Preferred Shares issued in the offering will be cumulative from the date of original issuance. Distributions on the Series D Preferred Shares will continue to accumulate even if the Company does not have earnings or funds legally available to pay such distributions or the Company does not declare the payment of distributions.
The Series D Preferred Shares will not have a maturity date, and the Company will not be required to redeem the Series D Preferred Shares. If at any time both (i) the Series D Preferred Shares cease to be listed on the NYSE, the AMEX or the NASDAQ, and (ii) the Company ceases to be subject to the reporting requirements of the Exchange Act, but Series D Preferred Shares are outstanding, the Company will have the option to redeem the Series D Preferred Shares, in whole but not in part, within 90 days of the date upon which the Series D Preferred Shares cease to be listed and the Company ceases to be subject to such reporting requirements, for cash at $25.00 per share, plus any accumulated and unpaid distributions up to and including the date of redemption.
The Company will not be able to redeem the Series D Preferred Shares prior to May 25, 2012, except as described above or in limited circumstances to preserve the Company’s qualification as a REIT. On and after May 25, 2012, the Company will be able to, at its option, redeem the Series D Preferred Shares, in whole or from time to time in part, by paying $25.00 per share plus any accumulated and unpaid distributions up to and including the redemption date.
The Company has applied to list the Series D Preferred Shares on the New York Stock Exchange under the symbol “EPR PrD”, subject to official notice of issuance. The Company expects that trading will commence within 30 days after the initial delivery of the shares. The offering is expected to close on May 25, 2007, subject to the satisfaction or waiver of customary closing conditions.
The net proceeds from the offering are expected to be used to redeem all of the Company’s 9.50% Series A Cumulative Redeemable Preferred Shares and for general business purposes, which may include funding the acquisition, development or financing of properties or repayment of debt. Pending application of net proceeds to these uses, the Company intends to use the net proceeds to reduce indebtedness under its unsecured revolving credit facility and to invest any remaining net proceeds in interest-bearing securities which are consistent with the Company’s qualifications as a real estate investment trust.
Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the joint book-running managers of the offering. RBC Dain Rauscher Inc., A.G. Edwards & Sons, Inc. and KeyBanc Capital Markets Inc. are the co-managers. The Company has granted the underwriters an over-allotment option to purchase an additional 600,000 Series D Preferred Shares.
The offering is being made under an automatic “shelf” registration statement previously filed with the Securities and Exchange Commission and automatically declared effective under the Securities Act of 1933, as amended. The offering of Series D Preferred Shares of the Company is being made solely by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful. Copies of the prospectus supplement and related prospectus may be obtained from the offices of Bear, Stearns & Co. Inc., Attention: Prospectus Department, 383 Madison Avenue, New York, New York 10179 or Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York 10014, Attention: Prospectus Department.
Entertainment Properties Trust is a self-administered real estate investment trust formed to capitalize on opportunities to develop, acquire or finance destination entertainment and entertainment-related properties, including megaplex movie theatres, entertainment retail centers and other destination recreational and specialty properties. Since November 1997, the Company has acquired more than $1.5 billion of properties. The Company’s common shares of beneficial interest trade on the New York Stock Exchange under the ticker symbol “EPR”. Entertainment Properties Trust contact Jon Weis: 30 Pershing Road, Suite 201, Kansas City, Missouri 64108; 888/EPR-REIT; fax: 816/472-5794.
Safe Harbor Statement:
With the exception of historical information, this press release contains forward-looking statements within the meaning of the securities laws, such as those pertaining to our acquisition or disposition of properties, our capital resources and future expenditures for development projects. The Company’s actual financial condition, results of operations, funds from operations, or business may vary materially from those contemplated by such forward-looking statements and involve various risks and uncertainties. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise.
You should consider the risks described in the “Risk Factors” section of our most recent annual report on Form 10-K and, to the extent applicable, our quarterly reports on Form 10-Q, in evaluating any forward-looking statements included in this press release.
Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included in this press release whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed in this press release may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.